UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 16, 2023

Date of Report (date of earliest event reported)

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462

(Address of principal executive offices and zip code)

(610) 424-4515
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 – Regulation FD Disclosure

AdaptHealth Corp. (“AdaptHealth”) has learned that Linde Inc. and Lincare Inc. (collectively “Linde Group”) filed a lawsuit on August 14, 2023 in the United States District Court for the District of Connecticut (the “Court”) against Crispin Teufel, a former Linde Group executive who was recently appointed as Chief Executive Officer of AdaptHealth effective September 1, 2023. The lawsuit seeks, among other things, to have the Court enjoin Mr. Teufel from commencing employment with AdaptHealth for an unspecified period of time while Linde Group seeks protection of its confidential information and trade secrets. The lawsuit does not name AdaptHealth as a defendant.

AdaptHealth has contractually prohibited Mr. Teufel from disclosing or using any confidential or proprietary information belonging to Linde Inc. or Lincare Inc. in connection with his employment at AdaptHealth.

AdaptHealth is closely monitoring the lawsuit and any potential effect on Mr. Teufel’s start date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 16, 2023

AdaptHealth Corp.

By:	/s/ Jason Clemens
Name:	Jason Clemens
Title:	Chief Financial Officer